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                                  EXHIBIT 10.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants



We consent to the inclusion in Post-Effective Amendment No. 8 to the Registration Statement of AUL American Individual Unit Trust (the "Trust") on Form N-4 (File No. 33-79562) in the Statement of Additional Information of our report dated February 26, 1999, on our audits of American United Life Insurance Company and our report dated February 1, 1999, on our audits of the financial statements of the Trust. We also consent to the reference to our Firm under the caption "Independent Accountant" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

April 30, 1999